Exhibit 99.1

Inotek Pharmaceuticals Announces Filing of Preliminary Proxy Statement for Proposed Merger with Clinical-stage Gene Therapy Company, Rocket Pharmaceuticals

- First Clinical Program in Fanconi Anemia Demonstrating Early Hematological Stabilization in Patients -

- Additional First-in-human Results from up to Three Programs Expected in 2018 -

LEXINGTON, Mass and NEW YORK, NY – October 12, 2017 – Inotek Pharmaceuticals Corporation (NASDAQ: ITEK) today announced the filing with the US Securities and Exchange Commission (SEC) of the Company’s preliminary proxy statement in connection with the previously announced proposed combination of Inotek Pharmaceuticals and Rocket Pharmaceuticals, a leading US-based multi-platform gene therapy company (the Merger).

“We believe the proposed merger with Rocket provides an attractive opportunity for our shareholders,” said David P. Southwell, President and Chief Executive Officer of Inotek. “Rocket has several near-term clinical and proof of concept catalysts, a well-funded operation and a management team with rare disease and gene therapy leadership expertise.”

Key Rocket investment considerations:

•	Rocket is the only gene therapy company using a multi-platform approach leveraging the well-established lentiviral vector (LVV) and adeno-associated viral vector (AAV) gene delivery methods, enabling a broad range of first-in-class indications to be carefully selected and pursued. Initial programs are focused on developing treatments for devastating rare diseases in children.
•	Lead program, a Phase 1/2 LVV-based gene therapy for Fanconi Anemia, is currently in clinical trials. All patients treated on either Rocket LP-L01 or RP-L02 protocols have had stable blood counts during the months subsequent to investigational therapy, despite decreases noted during the months and years preceding gene therapy.
•	Three additional LVV-based programs are advancing towards the clinic, including Leukocyte Adhesion Deficiency-1, or LAD-I, Pyruvate Kinase Deficiency, or PKD, and Infantile Malignant Osteopetrosis, or IMO.
•	A fifth undisclosed AAV-based gene therapy program is expected to enter the clinic next year and has demonstrated encouraging histological correction of the disease phenotype. This exciting program targets a monogenic pediatric disease with early mortality and represents the first gene therapy being developed for this large class of indications.

“We have built our pipeline applying stringent criteria. We invest in validated assets with strong mechanistic rationale and established preclinical proof of concept. We focus on rare, untreated diseases where there is a high unmet need, with clear clinical endpoints, and a well-defined regulatory pathway. With the funding provided by the proposed merger with Inotek, we believe we are well-positioned to achieve early clinical success and maintain first-mover advantage in each of our exciting programs,” said Gaurav Shah, M.D., Chief Executive Officer of Rocket.

Dr. Shah continued, “Preliminary results from our ongoing Phase 1/2 trial in Fanconi Anemia are encouraging, and we are seeing early signs of in vivo engraftment and hematological stabilization suggesting the potential for complete recovery of these patients back to normal blood counts. With this merger, we look forward to accelerating the advancement of our four other programs in LAD-I, PKD, IMO and our AAV-based therapy, into the clinic.”

About the Proposed Transaction

Subject to the terms of the Merger Agreement, at the effective time of the Merger, shareholders of Rocket will receive shares of newly issued Inotek common shares in a private placement. Rocket shareholders are expected to own approximately 81% of the combined Company and current Inotek shareholders will own approximately 19% of the combined Company. The percentage of the combined Company that Rocket’s shareholders will own as of the close of the Merger is subject to adjustment based on the amount of Inotek’s net cash at the closing date. The Merger Agreement contains further details with respect to this adjustment and the Merger. The Merger has been unanimously approved by the Boards of Directors of both companies.

The Merger is subject to approval by Inotek stockholders and the satisfaction of other customary closing conditions and is expected to close in the first quarter of 2018.

Important Additional Information Has Been and Will be Filed with the SEC

This communication is being made in respect of the Merger between Inotek and Rocket. The proposed Merger will be submitted to the stockholders of Inotek for their consideration. In connection with the Merger, Inotek has filed a preliminary proxy statement with the SEC. A definitive proxy statement containing information about the Merger will be mailed to each Inotek stockholder entitled to vote at Inotek’s stockholder meeting. INVESTORS AND STOCKHOLDERS ARE URGED TO READ THE PROXY STATEMENT AND ANY OTHER DOCUMENTS RELATING TO THE MERGER FILED OR TO BE FILED WITH THE SEC CAREFULLY AND IN THEIR ENTIRETY IF AND WHEN THEY BECOME AVAILABLE BECAUSE THEY WILL CONTAIN IMPORTANT INFORMATION ABOUT INOTEK, ROCKET, AND THE MERGER AND RELATED MATTERS. Investors and stockholders may obtain copies of the preliminary proxy statement and all other documents filed with the SEC regarding the Merger, free of charge, at the SEC’s website (www.sec.gov). Investors may also obtain these documents, free of charge, from Inotek’s website (www.inotekpharma.com) under the link “Investors” and then under the tab “SEC Filings.”

Participants in Solicitation

Inotek, Rocket and their respective directors and executive officers may be deemed to be participants in the solicitation of proxies from the stockholders of Inotek in connection with the Merger. Information about the directors and executive officers of Inotek is set forth in Inotek’s Form 10-K for the fiscal year ended December 31, 2016 and filed with the SEC on March 16, 2017 and the proxy statement filed with the SEC on April 26, 2017. Additional information regarding the interests of these participants and other persons who may be deemed participants in the Merger may be obtained by reading the proxy statement regarding the Merger. Free copies of these documents may be obtained from Inotek using the contact information below.

This document will not constitute an offer to sell or the solicitation of an offer to buy any securities, nor will there be any sale of securities in any jurisdiction in which such offer, solicitation or sale would be unlawful prior to the registration or qualification under the securities laws of any such jurisdiction.

About Inotek Pharmaceuticals Corporation

Inotek Pharmaceuticals is a biopharmaceutical company that was focused on the discovery, development and commercialization of therapies for ocular diseases, including glaucoma. For more information, please visit www.inotekpharma.com. The inclusion of our website address here and elsewhere in this press release does not include or incorporate by reference the information on our website into this press release.

About Rocket Pharmaceuticals

Rocket Pharmaceuticals is an emerging, clinical-stage biotechnology company focused on developing first-in-class gene therapy treatment options for rare, undertreated diseases. Rocket’s multi-platform development approach applies the well-established lentiviral vector (LVV) and adeno-associated viral vector (AAV) gene therapy platforms. Rocket’s lead clinical program is a LVV-based gene therapy for the treatment of Fanconi Anemia (FA), a difficult to treat genetic disease that leads to bone marrow failure and potentially cancer. Preclinical studies of additional bone marrow-derived disorders are ongoing and target Pyruvate Kinase Deficiency (PKD), Leukocyte Adhesion Deficiency-1 (LAD-I) and Infantile Malignant Osteopetrosis (IMO). Rocket is also developing an AAV-based gene therapy program for an undisclosed rare pediatric disease. Rocket is backed by leading institutional investors, including RTW Investments, Cormorant Asset Management and Tavistock Group. For more information about Rocket, please visit www.rocketpharma.com.

Inotek Pharmaceuticals Corporation Forward-Looking Statements

This communication contains “forward-looking” statements within the meaning of Section 21E of the Securities Exchange Act of 1934, as amended, and the Private Securities Litigation Reform Act of 1995, known as the PSLRA. These statements, as they relate to stockholder votes for or against the proposals set forth in the preliminary proxy statement, Inotek or Rocket, the management of either such company or the proposed transaction between Inotek and Rocket, involve risks and uncertainties that may cause results to differ materially from those set forth in the statements. These statements are based on current plans, estimates and projections, and therefore, you are cautioned not to place undue reliance on them. No forward-looking statement can be guaranteed, and actual results may differ materially from those projected. Inotek and Rocket undertake no obligation to publicly update any forward-looking statement, whether as a result of new information, future events or otherwise, except to the extent required by law. Forward-looking statements are not historical facts, but rather are based on current expectations, estimates, assumptions and projections about the business and future financial results of the pharmaceutical industry, and other legal, regulatory and economic developments. We use words such as “anticipates,” “believes,” “plans,” “expects,” “projects,” “future,” “intends,” “may,” “will,” “should,” “could,” “estimates,” “predicts,” “potential,” “continue,” “guidance,” and similar expressions are intended to identify forward-looking statements, although not all forward-looking statements contain these identifying words. Actual results could differ materially from the results contemplated by these forward-looking statements due to a number of factors, including, but not limited to, those described in the documents Inotek has filed with the SEC as well as the possibility that (1) the parties may be unable to obtain stockholder or regulatory approvals required for the proposed transaction or may be required to accept conditions that could reduce the anticipated benefits of the Merger as a condition to obtaining regulatory approvals; (2) the length of time necessary to consummate the proposed transaction may be longer than anticipated; (3) the parties may not be able to satisfy the conditions precedent to consummate the proposed transaction; (4) the proposed transaction may divert management’s attention from Inotek’s ongoing business operations; (5) the anticipated benefits of the proposed transaction might not be achieved; (6) Rocket’s clinical programs and pre-clinical studies may not be successful or completed on time; (7) Rocket may not be able to successfully demonstrate safety and efficacy of its clinical programs or pre-clinical studies; (8) Rocket’s expectations regarding the future development of its clinical programs and pre-clinical studies may not materialize; (9) Rocket’s clinical programs may not obtain necessary regulatory or other approvals; (10) Rocket’s clinical programs may not meet proof of concept; (11) Rocket may not be able to raise the necessary capital to conduct Rocket’s clinical programs and pre-clinical studies or such capital may not be available; (12) the prospective market size of Rocket’s drug candidates may be different than currently anticipated; (13)

the proposed transaction may involve unexpected costs; (14) the business may suffer as a result of uncertainty surrounding the proposed transaction, including difficulties in maintaining relationships with third parties or retaining key employees; (15) the parties may be unable to meet expectations regarding the timing, completion and accounting and tax treatments of the transaction; (16) the parties may be subject to risks related to the proposed transaction, including any legal proceedings related to the proposed transaction and the general risks associated with the respective businesses of Inotek and Rocket, including the general volatility of the capital markets, terms and deployment of capital, volatility of Inotek share prices, changes in the biotechnology industry, interest rates or the general economy, underperformance of Inotek’s or Rocket’s assets and investments, decreased ability to raise funds and the degree and nature of Inotek’s and Rocket’s competition, as well as the risk that unexpected reductions in Inotek’s cash balance could adversely affect the portion of the combined company that the Inotek stockholders retain; (17) activist investors might not approve of the proposed transaction; or (18) the risks that are more fully described in the section titled “Risk Factors” in Inotek’s most recent Quarterly Report on Form 10-Q and preliminary proxy statement filed with the SEC, as well as subsequent and other documents filed from time to time with the SEC by Inotek could materialize. Additionally, forward-looking statements related to Rocket’s future expectations are subject to numerous risks and uncertainties, including risks that planned development milestones and timelines will not be met. Additional risks relating to Rocket’s business and operations are set forth in the proxy statement that Inotek is filing to seek stockholder approval of the Merger. Neither Inotek nor Rocket gives any assurance that either Inotek or Rocket will achieve its expectations.

The foregoing list of factors is not exhaustive. You should carefully consider the foregoing factors and the other risks and uncertainties that affect the businesses of Inotek described in the “Risk Factors” section of its Annual Report on Form 10-K, Quarterly Reports on Form 10-Q, proxy statement and other documents filed by Inotek from time to time with the SEC, as well as Risk Factors relating to Rocket in the preliminary proxy statement and that will be contained in the definitive proxy statement for the proposed transaction between Inotek and Rocket. All forward-looking statements included in this document are based upon information available to Inotek and Rocket the date hereof, and neither Inotek nor Rocket assumes any obligation to update or revise any such forward-looking statements.

Inotek Contact:

Claudine Prowse, Ph.D.

Vice President, Corporate Development and IRO

cprowse@inotekpharma.com

Inotek Media & Investor Contact:

Joe Rayne, 781-327-5610

jrayne@inotekpharma.com

Rocket Contact:

investors@rocketpharma.com